Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Granum Series Trust, do hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Granum Series Trust for the period ended April 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Granum Series Trust for the stated period.

/s/ Lewis M. Eisenberg Lewis M. Eisenberg Co-Chariman, Granum Series Trust	/s/ Walter F. Harrison, III Walter F. Harrison, III Co-Chairman, Granum Series Trust
Dated: June 29, 2004	Dated: June 29, 2004

/s/ Jonas B. Siegel Jonas B. Siegel Treasurer, Granum Series Trust
Dated: June 29, 2004

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Granum Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability of that section.